Exhibit 4.1
EXECUTION VERSION
SECOND SUPPLEMENTAL INDENTURE
This SECOND SUPPLEMENTAL INDENTURE, dated as of October 31, 2022 (this “Second Supplemental Indenture”), is entered into by and among RXO, Inc., a Delaware corporation (the “Company”), XPO Escrow Sub, LLC, a Delaware limited liability company to be merged with and into the Company (the “Escrow Issuer”), the parties that are signatories hereto as Guarantors (each, a “New Guarantor” and together, the “New Guarantors”) and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Escrow Issuer and the Trustee have heretofore executed and delivered an indenture, dated as of October 25, 2022 (the “Base Indenture”), and a first supplemental indenture to the Base Indenture, dated as of October 25, 2022 (the “First Supplemental Indenture”; the Base Indenture as supplemented thereby, the “Indenture”), providing for the issuance of $355,000,000 aggregate principal amount of 7.500% Notes due 2027 (the “Notes”);
WHEREAS, the parties hereto desire to enter into this Second Supplemental Indenture to evidence the assumption by the Company of all of the Escrow Issuer’s payment obligations under the Notes and the Indenture;
WHEREAS, the Indenture provides that on the Merger Date the Company, the Escrow Issuer and each New Guarantor shall execute and deliver to the Trustee a supplemental indenture, pursuant to which supplemental indenture the Company and the New Guarantors shall each become parties to the Indenture (and, in the case of the Company, the Notes), the Company shall assume all of the obligations of the Escrow Issuer under the Notes and the Indenture, and each New Guarantor shall jointly and severally guarantee, on an unsecured, unsubordinated basis, as a primary obligor and not merely as a surety, the Guaranteed Obligations in respect of the Notes (the “Guarantee”);
WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee, the Company, the Escrow Issuer and the New Guarantors are authorized to execute and deliver a supplemental indenture to add additional Guarantors without the consent of Holders of the Notes;
WHEREAS, the Company, the Escrow Issuer and each New Guarantor has duly authorized its entry into this Second Supplemental Indenture; and
WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the Escrow Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    Defined Terms. As used in this Second Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Second Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular Section hereof.
2.    Assumption. The Company hereby agrees, as of (and subject to the occurrence of) the Merger Date, to assume, to be bound by, to perform and to be liable, as a primary obligor and not as a guarantor or surety, with respect to, any and all of the Escrow Issuer’s payment obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and the Notes and all other obligations and agreements of the Escrow Issuer under the Indenture and the Notes and to become the “Company” under and as defined in the Indenture and the Notes.
3.    Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally, to guarantee the Guaranteed Obligations in respect of the Notes (and not of any other Series) on the terms and subject to the conditions set forth in Article 11 of the Base Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
4.    Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 12.02 of the Base Indenture.
5.    Ratification of Indenture; Second Supplemental Indenture Part of Indenture. The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.
6.    Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
7.    Trustee Makes No Representation. The Trustee accepts the amendments of the Indenture effected by this Second Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. The recitals in this Second Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.
8.    Counterparts. The parties hereto may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes. This Second Supplemental Indenture shall be valid, binding, and enforceable against a party (subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors’ rights or remedies generally and to general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity) only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the NYUCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the NYUCC or other Signature Law due to the character or intended character of the writings. The Trustee shall not have any duty to confirm that the person sending any notice by electronic transmission (including by e-mail) is, in fact, a person authorized to do so. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice. The Company agrees to assume all risks arising out of the use of electronic signatures and electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
9.    Effect of Headings. The Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions here.
10.    Incorporation by Reference. The provisions of Sections 7.04 and 7.05 of the Base Indenture are hereby incorporated herein by reference mutatis mutandis.
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    IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

XPO Escrow Sub, LLC, as Escrow Issuer

By:	/s/ David Murray
	Name:	David Murray
	Title:	Vice President, Treasurer and
Financial Shared Services

RXO, Inc., as the Company

By:	/s/ Jeff Firestone
	Name:	Jeff Firestone
	Title:	Chief Legal Officer

Jacobson Logistics Company, L.C.
Jacobson Transportation Company, Inc.
XPO Air Charter, LLC
XPO Global Forwarding, Inc.
XPO Last Mile Holding, Inc.
XPO Last Mile, Inc.
XPO Logistics Express, LLC
XPO Logistics Managed Transportation, LLC
XPO Logistics NLM, LLC
XPO Logistics, LLC
XPO NAT Solutions, LLC

as New Guarantors

By:	/s/ David Murray
	Name:	David Murray
	Title:	Vice President, Treasurer and
Financial Shared Services
[Second Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Allison Lancaster-Poole
	Name:	Allison Lancaster-Poole
	Title:	Vice President
[Second Supplemental Indenture]